UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2016

Date of Report (Date of earliest event reported)

KSIX MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 701-8030

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Master Agreement for the Exchange of Common Stock, Management, and Control

On or about December 7 2016, KSIX Media Holdings, Inc., a Nevada corporation (the “Company”), executed and entered into an “Master Exchange Agreement for the Exchange of Common Stock, Management, and Control” (the “ Exchange Agreement”) with True Wireless, LLC (“TWL”) an Oklahoma Limited Liability Company, and Kevin Brian Cox (“Cox”). Cox, a resident of the State of Tennessee, is the sole owner of 100% of TWL’s issued and outstanding membership interests (the “Seller”) either personally on direct ownership basis or indirectly through his ownership of all of the membership interests of EWP Communications, LLC, a Tennessee limited liability company.

Upon the execution of this Exchange Agreement, TWL will become a wholly-owned subsidiary of the Company upon approval of the change of control by the Federal Communication Commission (“FCC”). TWL’s primary business operation is a full service telecommunications company specializing in the Lifeline program as set forth by the Telecommunications Act of 1996, and regulated by the FCC which provides subsidized mobile phone services for low income individuals (“Lifeline Services”). TWL currently has an FCC license to offer Lifeline Services in the following states: Texas (TX), Oklahoma (OK), Arkansas (AR), Maryland (MD), Rhode Island (RI).

Pursuant to the Exchange Agreement, the Company will purchase 100% of the membership interests in TWL for $24,000,000 USD to be paid by the Company (e.g. cash, common stock, and promissory notes) to the Seller or his assigns (“Seller”) as follows:

(1)	Upon execution of the Exchange Agreement, the Company shall pay: (a) 12,000,000 share of Common Stock of the Company (valued at $0.50 per share), valued at $6,000,000 in the aggregate; and (b) $500,000 USD as a non-refundable deposit prepaying guaranteed profit to Cox; and

(2)	Upon the FCC approval of the purchase of TWL by the Company as set forth in the Exchange Agreement, the Company shall: (a) pay Cox a total of $6,000,000 USD on or before March 31, 2017 towards the purchase price of TWL; (b) execute a promissory note in the amount of $6,000,000 which shall be payable on or before December 31, 2017; and (c) issue an additional 12,000,000 shares of Common Stock of the Company (valued at 0.50 per share), valued at $6,000,000 USD in the aggregate.

Management and Marketing Agreement

On or about December 7 2016, KSIX Media Holdings, Inc., a Nevada corporation (the “Company”), executed and entered into a “Management and Marketing Agreement” (“Management Agreement”) with Kevin Brian Cox (“Cox”). Pursuant to the Management Agreement, the Company will act as the manager of TWL until such time as the Exchange Agreement, as described above, is approved by the FCC, and TWL becomes a wholly-owned subsidiary of the Company.

During the interim time the Management Agreement is active, the Company shall manage and direct the day-to-day operations of TWL necessary to provide the Management Services in compliance with the Applicable Telecommunications Laws and Regulations, Company’s ETC Designations, and the terms and conditions of this Agreement, subject to the oversight, review, supervision, and control of the Company. The Company’s management responsibilities will include, but are not limited to:

●	Billing Subscribers for the Services provided and collecting for the TWL accounts the amounts billed, provided however, that Company shall not be responsible for preparing or filing FCC Form 497 with the Universal Service Administrative Company to make claims for funding under the federal Lifeline program;

●	Maintenance and oversight of the provision of the Wireless Services by TWL;

●	Recommending to TWL any changes to the terms of any price lists necessary for the TWL’s provision of the Wireless Services, provided however, that any such change shall be subject to the final approval of the TWL;

●	Negotiation of agreements with any vendors, subject to the final approval of TWL, including the negotiation and procurement of cost effective resale or other similar agreements with other telecommunications service providers;

●	Implementation of the TWL’s promotions, marketing and advertising programs;

●	Responsibility to prepare all reports, applications and other submissions to the FCC or state and local regulatory authorities, subject to the final approval of the TWL, that are required or otherwise necessary in the sole judgment of TWL to maintain its business during the management period, provided however, that the TWL will be responsible for filing any such reports, applications or other submissions with the FCC or state and local regulatory authorities;

●	Implementation of standard operating procedures;

●	Implementation of programs and policies to assure adherence to safety, environmental and other requirements under applicable federal, state and local laws and regulations;

●	Day-to-day bookkeeping and recordkeeping of the accounts relating to TWL’s provision of Wireless Services;

●	Consulting with the TWL about the hiring or firing of Company employees during the term of this Agreement;

●	Performance of all other functions consistent with the purposes of this Agreement, good business practice in the industry and Applicable Telecommunications Laws and Regulations; and

●	Update TWL on the Wireless Services and provide periodic reports on the status of the business conducted using the Assets.

Under this Management Agreement, the Company shall be paid 80% of all profits from Subscriber and Lifeline subsidies from the Universal Service Administrative Company and any state-administered funds, less the normal and prudently expenses incurred in the provision of the Wireless services, operations, and employees of TWL.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 – Master Agreement for the Exchange of Common Stock, Management, and Control

10.2 – Management and Marketing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

DATE: December 9, 2016	By:	/s/ Carter Matzinger
	Name:	Carter Matzinger
	Title:	President and Chief Executive Officer